Exhibit 4.4

[Rurban Financial Corp. Letterhead]

March 21, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	Rurban Financial Corp. – Annual Report on Form 10-K for the fiscal year ended December 31, 2007

Ladies and Gentlemen:

Rurban Financial Corp., an Ohio corporation (“Rurban”), is today filing with the Securities and Exchange Commision (the “SEC”) the Annual Report on Form 10-K of Rurban for the fiscal year ended December 31, 2007 ( “Rurban’s 2007 Form 10-K”)

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Rurban hereby agrees to furnish to the SEC, upon request, copies of instruments and agreements defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to Rurban’s 2007 Form 10-K. None of such long-term debt exceeds 10% of the total assets of Rurban and its subsidiaries on a consolidated basis.

Very truly yours,

RURBAN FINANCIAL CORP.

/s/ Duane L. Sinn

Duane L. Sinn
Executive Vice President and
Chief Financial Officer